SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 23, 2003

Date of Report (Date of Earliest Event Reported)

ONYX SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-25361	91-1629814

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100-112th Avenue NE, Suite 100, Bellevue, Washington 98004-4504

(Address of Principal Executive Offices) (Zip Code)

(425) 451-8060

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     (a)  On July 23, 2003, Onyx Software Corporation announced that at the annual shareholders meeting on July 23, 2003, its shareholders approved a 1-for-4 reverse stock split of all outstanding shares of common stock. The shares began trading on a post-split basis at the beginning of trading on July 25, 2003. The reverse split will reduce the number of outstanding shares of the Company’s common stock to approximately 13,899,203 shares.

     The full text of the Company’s press release issued in connection with the reverse stock split is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

99.1       Press Release of Onyx Software Corporation dated July 23, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Dated: July 23, 2003	By:	/s/ BRIAN C. HENRY

Brian C. Henry
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Onyx Software Corporation dated July 23, 2003